Exhibit 99



Harbor Florida Bancshares, Inc. to Present at Keefe, Bruyette & Woods' FIFTH Annual Community Bank Investor Conference



For Immediate Release:  July 20, 2004

(Fort Pierce, FL) Harbor Florida Bancshares, Inc. (NASDAQ-HARB), the holding company for Harbor Federal Savings Bank announced today that it would be participating in the Keefe, Bruyette & Woods Fifth Annual Community Bank Investor Conference in New York City on July 27 - 29. The Conference will be webcast on the KBW website, www.kbw.com.

Michael J. Brown, Sr., Harbor`s President and Chief Executive Officer, is scheduled to make a presentation at 2:30 p.m. (EDT) on Wednesday, July 28 at the conference. The presentation slides will be available on Harbor's website, www.harborfederal.com, in the Shareholder Information link.

Harbor Federal is headquartered in Fort Pierce, Florida and operates 36 offices located in a six-county area of East Central Florida. Harbor Florida Bancshares, Inc. common stock trades on the NASDAQ National Market under the symbol HARB.


CONTACT: Michael J. Brown, Sr., President, (772) 460-7000; Mike Callahan, CFO,
(772) 460-7009; or Toni Santiuste, Investor Relations, (772) 460-7002; http://www.harborfederal.com.